Exhibit 99.1

1Q 2025

SmartFinancial Announces Results for the First Quarter 2025

Regular Quarterly Cash Dividend

KNOXVILLE, TN – April 21, 2025 - SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NYSE: SMBK), today announced net income of $11.3 million, or $0.67 per diluted common share, for the first quarter of 2025, compared to net income of $9.4 million, or $0.55 per diluted common share, for the first quarter of 2024, and compared to prior quarter net income of $9.6 million, or $0.57 per diluted common share.  Operating earnings1, which excludes non-recurring income, net of tax adjustments, totaled $11.3 million, or $0.67 per diluted common share, in the first quarter of 2025, compared to $8.4 million, or $0.49 per diluted common share, in the first quarter of 2024, and compared to $9.6 million, or $0.57 per diluted common share, in the fourth quarter of 2024.

Highlights for the First Quarter of 2025

●	Operating earnings[1] of $11.3 million, or $0.67 per diluted common share
●	Net organic loan and lease growth of $86 million with 9% annualized quarter-over-quarter increase
●	Deposit growth of $122 million or 10% annualized quarter-over-quarter
●	Credit quality remains solid with nonperforming assets to total assets of 0.19%
●	Five business production team members across Private Banking and Treasury Management hired and onboarded

Billy Carroll, President & CEO, stated: "Our company delivered positive first quarter results with earnings and growth trends continuing their upward trajectory. Despite the recent volatility and turbulent geopolitical headlines, our markets remain resilient, and we continue to see ample opportunity as demonstrated by our 9% quarterly annualized loan growth. Our capital base and balance sheet are well positioned and our asset quality remains solid with non-performing assets to total assets at only 0.19%. As we head into 2025, we look forward to serving our clients through all economic environments while enhancing profitability and value for our shareholders.”

SmartFinancial's Chairman, Miller Welborn, concluded: "The Board is pleased with the strong start to 2025 both financially and culturally. Tangible book value per share grew 9% annualized and our efficiency ratio continued to improve. Equally exciting are the positive impacts we are seeing from another year of investment in SmartBank’s numerous employee engagement programs. Level Up Leadership, SmartBank Mentorship, the Capstone Project, and other initiatives continue to elevate our associates and company to new levels of success.  We look forward to seeing the advancement and growth of all our associates throughout the year to come.”

Net Interest Income and Net Interest Margin

Net interest income was $38.2 million for the first quarter of 2025, compared to $37.8 million for the prior quarter.  Average earning assets totaled $4.9 billion, an increase of $185.7 million from the prior quarter.  The balances of average earnings assets changed quarter-over-quarter, primarily from an increase in average loans and leases of $111.0 million, average interest-earning cash of $73.2 million and securities of $1.5 million.  Average interest-bearing liabilities increased by $179.8 million from the prior quarter, primarily attributable to an increase in average deposits of $180.7 million, offset by a decrease in borrowings of $925 thousand.

The tax equivalent net interest margin was 3.21% for the first quarter of 2025, compared to 3.24% for the prior quarter. The tax equivalent net interest margin was negatively impacted primarily by the decreased yield on interest-earning assets and offset by a decrease in the cost of interest-bearing liabilities, quarter-over-quarter. The yield on loans and leases, excluding loan fees, on a fully tax equivalent basis (“FTE”) was 5.88% for the first quarter, compared to 5.95% for the prior quarter.

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP Reconciliations.

The cost of total deposits for the first quarter of 2025 was 2.37%, compared to 2.43% in the prior quarter. The cost of interest-bearing liabilities was 2.97% for the first quarter, compared to 3.08% in the prior quarter. The cost of average interest-bearing deposits was 2.92% for the first quarter of 2025, compared to 3.02% for the prior quarter, a decrease of 10 basis points.

The following table presents selected interest rates and yields for the periods indicated:

	Three Months Ended
	Mar	Dec	Increase
Selected Interest Rates and Yields	2025	2024	(Decrease)
Yield on loans and leases, excluding loan fees, FTE	5.88%	5.95%	(0.07)%
Yield on loans and leases, FTE	5.97%	6.04%	(0.07)%
Yield on earning assets, FTE	5.56%	5.64%	(0.08)%
Cost of interest-bearing deposits	2.92%	3.02%	(0.10)%
Cost of total deposits	2.37%	2.43%	(0.06)%
Cost of interest-bearing liabilities	2.97%	3.08%	(0.11)%
Net interest margin, FTE	3.21%	3.24%	(0.03)%

Provision for Credit Losses on Loans and Leases and Credit Quality

At March 31, 2025, the allowance for credit losses was $38.2 million.  The allowance for credit losses to total loans and leases was 0.96% as of March 31, 2025, and December 31, 2024.

The following table presents detailed information related to the provision for credit losses for the periods indicated (dollars in thousands):

	Three Months Ended
	Mar	Dec	Increase
Provision for Credit Losses on Loans and Leases Rollforward	2025	2024	(Decrease)
Beginning balance	$37,423	$35,609	$1,814
Charge-offs	(332)	(214)	(118)
Recoveries	241	53	188
Net (charge-offs) recoveries	(91)	(161)	70
Provision for credit losses (1)	843	1,975	(1,132)
Ending balance	$38,175	$37,423	$752

Allowance for credit losses to total loans and leases, gross	0.96%	0.96%	-%

(1)	The current quarter-ended and prior quarter-ended excludes unfunded commitments provision of $136 thousand and $160 thousand, respectively. At March 31, 2025, the unfunded commitment liability totaled $2.6 million.

Nonperforming loans and leases as a percentage of total loans and leases was 0.20% as of March 31, 2025, and the fourth quarter of 2024.  Total nonperforming assets (which include nonaccrual loans and leases, loans and leases past due 90 days or more and still accruing, other real estate owned and other repossessed assets) as a percentage of total assets was 0.19% as of March 31, 2025, and December 31, 2024.

The following table presents detailed information related to credit quality for the periods indicated (dollars in thousands):

	Three Months Ended
	Mar	Dec	Increase
Credit Quality	2025	2024	(Decrease)
Nonaccrual loans and leases	$7,624	$7,710	$(86)
Loans and leases past due 90 days or more and still accruing	183	162	21
Total nonperforming loans and leases	7,807	7,872	(65)
Other real estate owned	144	179	(35)
Other repossessed assets	2,414	2,037	377
Total nonperforming assets	$10,365	$10,088	$277

Nonperforming loans and leases to total loans and leases, gross	0.20%	0.20%	-%
Nonperforming assets to total assets	0.19%	0.19%	-%

Noninterest Income

Noninterest income decreased $433 thousand to $8.6 million for the first quarter of 2025, compared to $9.0 million for the prior quarter.  The current quarter decrease was primarily attributable to decreases of $420 thousand in insurance commissions, $112 thousand in interchange and debit card transaction fees and $134 thousand in other, offset by a $387 thousand increase in investment services.

The following table presents detailed information related to noninterest income for the periods indicated (dollars in thousands):

	Three Months Ended
	Mar	Dec	Increase
Noninterest Income	2025	2024	(Decrease)
Service charges on deposit accounts	$1,736	$1,778	$(42)
Gain (loss) on sale of securities, net	-	64	(64)
Mortgage banking income	493	541	(48)
Investment services	1,769	1,382	387
Insurance commissions	1,412	1,832	(420)
Interchange and debit card transaction fees	1,220	1,332	(112)
Other	1,967	2,101	(134)
Total noninterest income	$8,597	$9,030	$(433)

Noninterest Expense

Noninterest expense remained at $32.3 million for the first quarter of 2025 and the prior quarter. The quarter-over-quarter increase was minimal but there were changes within the categories of noninterest expense. The primary increases were in professional services related to additional auditing fees and other non-interest expenses related to higher operational cost, offset by lower salaries and employee benefits incentive accruals and other real estate and loan related expenses from write downs on repossessed assets at the Company’s equipment leasing subsidiary taken in the prior quarter.

The following table presents detailed information related to noninterest expense for the periods indicated (dollars in thousands):

	Three Months Ended
	Mar	Dec	Increase
Noninterest Expense	2025	2024	(Decrease)
Salaries and employee benefits	$19,234	$19,752	$(518)
Occupancy and equipment	3,397	3,473	(76)
FDIC insurance	960	825	135
Other real estate and loan related expenses	658	1,241	(583)
Advertising and marketing	382	397	(15)
Data processing and technology	2,657	2,495	162
Professional services	1,368	1,017	351
Amortization of intangibles	569	601	(32)
Other	3,071	2,490	581
Total noninterest expense	$32,296	$32,291	$5

Income Tax Expense

Income tax expense was $2.3 million for the first quarter of 2025, a decrease of $441 thousand, compared to $2.7 million for the prior quarter.  The decrease is due to a lower effective tax rate related to SmartBank’s Real Estate Investment Trust.

Balance Sheet Trends

Total assets at March 31, 2025, were $5.41 billion compared to $5.28 billion at December 31, 2024.  The $135.3 million increase is primarily attributable to increases in loans and leases of $85.9 million, cash and cash equivalents of $35.4 million and securities of $16.0 million.

Total liabilities were $4.91 billion at March 31, 2025, compared to $4.78 billion at December 31, 2024, an increase of $120.8 million.  Total deposits increased $122.2 million, which was driven primarily by increases in money market deposits of $92.3 million, other time deposits of $54.9 million, interest-bearing demand deposits of $48.3 million and the issuance of brokered deposits of $7.9 million, offset by a decline in noninterest demand deposits of $81.3 million.

Shareholders' equity at March 31, 2025, totaled $505.9 million, an increase of $14.5 million, from December 31, 2024.  The increase in shareholders' equity was primarily driven by net income of $11.3 million for the three months ended March 31, 2025, and a positive change of $4.0 million in accumulated other comprehensive loss, offset by dividends paid of $1.4 million.  Tangible book value per share1 was $23.61 at March 31, 2025, compared to $22.85 at December 31, 2024.  Tangible common equity1 as a percentage of tangible assets1 was 7.57% at March 31, 2025, compared with 7.48% at December 31, 2024.

The following table presents selected balance sheet information for the periods indicated (dollars in thousands):

	Mar	Dec	Increase
Selected Balance Sheet Information	2025	2024	(Decrease)
Total assets	$5,411,217	$5,275,904	$135,313
Total liabilities	4,905,276	4,784,443	120,833
Total equity	505,941	491,461	14,480
Securities	625,021	608,987	16,034
Loans and leases	3,992,207	3,906,340	85,867
Deposits	4,808,659	4,686,483	122,176
Borrowings	7,610	8,135	(525)

Board of Directors Declares Dividend

On April 17, 2025, the board of directors of SmartFinancial declared a quarterly cash dividend of $0.08 per share of SmartFinancial common stock payable on May 19, 2025, to shareholders of record as of the close of business on May 2, 2025.

Conference Call Information

SmartFinancial issued this earnings release for the first quarter of 2025 on Monday, April 21, 2025, and will host a conference call on Tuesday, April 22, 2025, at 10:00 a.m. ET.  To access this interactive teleconference, dial (833) 470-1428 or (404) 975-4839 and entering the access code, 348422.  A replay of the conference call will be available through June 21, 2025, by dialing (866) 813-9403 or (929) 458-6194 and entering the access code, 167602.  Conference call materials will be published on the Company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile, at 9:00 a.m. ET prior to the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with branches across Tennessee, Alabama, and Florida.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts

Billy Carroll	Nathan Strall
President & Chief Executive Officer	Vice President and Director of Strategy & Corporate Development
Email: billy.carroll@smartbank.com	Email: nathan.strall@smartbank.com
Phone: (865) 868-0613	Phone: (865) 868-2604

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP Reconciliation

Non-GAAP Financial Measures

Statements included in this earnings release include measures not recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered Non-GAAP financial measures (“Non-GAAP”) and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures and ratios derived therefrom in its analysis of the Company's performance, including:

(i)	Operating earnings
(ii)	Operating noninterest income
(iii)	Operating noninterest expense
(iv)	Operating pre-provision net revenue (“PPNR”) earnings
(v)	Tangible common equity
(vi)	Average tangible common equity
(vii)	Tangible book value per common share
(viii)	Tangible assets
(ix)	Operating efficiency ratio

Operating earnings, operating PPNR earnings, operating noninterest income and operating noninterest expense exclude non-operating related income and expense items from net income, noninterest income and noninterest expense, respectively. Tangible common equity and average tangible common equity exclude goodwill and other intangible assets from shareholders' equity and average shareholders' equity, respectively. Tangible book value per common share is tangible common equity divided by common shares outstanding. Tangible assets excludes goodwill and other intangibles from total assets. Operating efficiency ratio is the quotient of operating noninterest expense divided by the sum of net interest income adjusted for taxable equivalent yields plus operating noninterest income.  A detailed reconciliation of these items and the ratios derived therefrom is available in the Non-GAAP reconciliations.

Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers. Management also believes these Non-GAAP financial measures enhance investors' ability to compare period-to-period financial results and allow investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others,

(1)	risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively;
(2)	claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters;
(3)	general risks related to our merger and acquisition activity, including risks associated with our pursuit of future acquisitions;
(4)	changes in management’s plans for the future;
(5)	prevailing, or changes in, economic or political conditions (including those resulting from the new administration and Congress), particularly in our market areas, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing;
(6)	our ability to anticipate interest rate changes and manage interest rate risk (including the impact of higher interest rates on macroeconomic conditions, competition, and the cost of doing business and the impact of interest rate fluctuations on our financial projections, models and guidance);
(7)	tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services);
(8)	uncertain duration of trade conflicts and the magnitude of the impact that proposed tariffs may have on our customers’ businesses;
(9)	increased technology and cybersecurity risks, including generative artificial intelligence risks;
(10)	the impact of a failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber-attacks or an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting us and our customers;
(11)	credit risk associated with our lending activities;
(12)	changes in loan demand, real estate values, or competition;
(13)	developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance;
(14)	changes in accounting principles, policies, or guidelines;
(15)	changes in applicable laws, rules, or regulations;
(16)	adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions;
(17)	potential impacts of any adverse developments in the banking industry, including the impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto;
(18)	significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities;
(19)	the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine or the conflict in Israel and surrounding areas; and
(20)	other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	Ending Balances
	Mar	Dec	Sep	Jun	Mar
	2025	2024	2024	2024	2024
Assets:
Cash and cash equivalents	$422,984	$387,570	$192,914	$342,835	$477,941
Securities available-for-sale, at fair value	499,445	482,328	501,336	500,821	474,347
Securities held-to-maturity, at amortized cost	125,576	126,659	127,779	128,996	180,169
Other investments	14,371	14,740	20,352	13,780	13,718
Loans held for sale	3,843	5,996	5,804	3,103	4,861
Loans and leases	3,992,207	3,906,340	3,717,478	3,574,158	3,477,555
Less: Allowance for credit losses	(38,175)	(37,423)	(35,609)	(34,690)	(34,203)
Loans and leases, net	3,954,032	3,868,917	3,681,869	3,539,468	3,443,352
Premises and equipment, net	90,708	91,093	91,055	91,315	92,694
Other real estate owned	144	179	179	688	696
Goodwill and other intangibles, net	104,154	104,723	105,324	105,929	106,537
Bank owned life insurance	116,805	115,917	105,025	84,483	83,957
Other assets	79,155	77,782	77,297	79,591	76,418
Total assets	$5,411,217	$5,275,904	$4,908,934	$4,891,009	$4,954,690
Liabilities:
Deposits:
Noninterest-bearing demand	$884,294	$965,552	$863,949	$903,300	$907,254
Interest-bearing demand	885,063	836,731	834,207	988,057	996,298
Money market and savings	2,131,828	2,039,560	1,854,777	1,901,281	1,952,410
Time deposits	907,474	844,640	769,558	524,018	538,159
Total deposits	4,808,659	4,686,483	4,322,491	4,316,656	4,394,121
Borrowings	7,610	8,135	8,997	12,732	9,849
Subordinated debt	39,705	39,684	39,663	42,142	42,120
Other liabilities	49,302	50,141	48,760	47,014	41,804
Total liabilities	4,905,276	4,784,443	4,419,911	4,418,544	4,487,894
Shareholders' Equity:
Common stock	17,018	16,926	16,926	16,926	17,057
Additional paid-in capital	294,736	294,269	293,909	293,586	296,061
Retained earnings	213,721	203,824	195,537	187,751	181,103
Accumulated other comprehensive loss	(19,647)	(23,671)	(17,349)	(25,798)	(27,425)
Total shareholders' equity attributable to SmartFinancial Inc. and Subsidiary	505,828	491,348	489,023	472,465	466,796
Non-controlling interest - preferred stock of subsidiary	113	113	—	—	—
Total shareholders' equity	505,941	491,461	489,023	472,465	466,796
Total liabilities & shareholders' equity	$5,411,217	$5,275,904	$4,908,934	$4,891,009	$4,954,690

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2025	2024	2024	2024	2024
Interest income:
Loans and leases, including fees	$57,762	$57,951	$54,738	$50,853	$50,020
Investment securities:
Taxable	4,775	5,050	5,233	5,320	4,548
Tax-exempt	354	351	350	353	352
Federal funds sold and other earning assets	3,485	2,744	3,635	4,759	4,863
Total interest income	66,376	66,096	63,956	61,285	59,783
Interest expense:
Deposits	27,335	27,437	27,350	27,439	27,035
Borrowings	70	89	709	148	128
Subordinated debt	733	787	865	884	899
Total interest expense	28,138	28,313	28,924	28,471	28,062
Net interest income	38,238	37,783	35,032	32,814	31,721
Provision for credit losses	979	2,135	2,575	883	(440)
Net interest income after provision for credit losses	37,259	35,648	32,457	31,931	32,161
Noninterest income:
Service charges on deposit accounts	1,736	1,778	1,780	1,692	1,612
Gain (loss) on sale of securities, net	—	64	—	—	—
Mortgage banking	493	541	410	348	280
Investment services	1,769	1,382	1,881	1,302	1,380
Insurance commissions	1,412	1,832	1,477	1,284	1,103
Interchange and debit card transaction fees	1,220	1,332	1,349	1,343	1,253
Other	1,967	2,101	2,242	1,635	2,752
Total noninterest income	8,597	9,030	9,139	7,604	8,380
Noninterest expense:
Salaries and employee benefits	19,234	19,752	18,448	17,261	16,639
Occupancy and equipment	3,397	3,473	3,423	3,324	3,396
FDIC insurance	960	825	825	825	915
Other real estate and loan related expense	658	1,241	460	538	584
Advertising and marketing	382	397	327	295	302
Data processing and technology	2,657	2,495	2,519	2,452	2,465
Professional services	1,368	1,017	1,201	1,064	924
Amortization of intangibles	569	601	604	608	612
Other	3,071	2,490	3,039	2,834	2,716
Total noninterest expense	32,296	32,291	30,846	29,201	28,553
Income before income taxes	13,560	12,387	10,750	10,334	11,988
Income tax expense	2,306	2,747	1,610	2,331	2,630
Net income	$11,254	$9,640	$9,140	$8,003	$9,358
Earnings per common share:
Basic	$0.67	$0.58	$0.55	$0.48	$0.56
Diluted	$0.67	$0.57	$0.54	$0.48	$0.55
Weighted average common shares outstanding:
Basic	16,767,535	16,729,509	16,726,658	16,770,819	16,849,735
Diluted	16,872,097	16,863,780	16,839,998	16,850,250	16,925,408

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	March 31, 2025			December 31, 2024			March 31, 2024
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$3,941,295	$58,008	5.97%	$3,830,301	$58,188	6.04%	$3,458,109	$50,020	5.82%
Taxable securities	555,914	4,775	3.48%	554,152	5,050	3.63%	620,805	4,548	2.95%
Tax-exempt securities[2]	63,085	448	2.88%	63,309	444	2.79%	64,161	445	2.79%
Federal funds sold and other earning assets	306,966	3,485	4.60%	233,793	2,745	4.67%	353,913	4,863	5.53%
Total interest-earning assets	4,867,260	66,716	5.56%	4,681,555	66,427	5.64%	4,496,988	59,876	5.36%
Noninterest-earning assets	405,860			407,695			380,231
Total assets	$5,273,120			$5,089,250			$4,877,219

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$846,823	3,743	1.79%	$826,750	3,775	1.82%	$996,147	6,060	2.45%
Money market and savings deposits	2,064,134	15,065	2.96%	1,923,265	14,830	3.07%	1,904,855	16,149	3.41%
Time deposits	880,933	8,527	3.93%	861,211	8,832	4.08%	541,792	4,826	3.58%
Total interest-bearing deposits	3,791,890	27,335	2.92%	3,611,226	27,437	3.02%	3,442,794	27,035	3.16%
Borrowings	8,220	70	3.45%	9,145	89	3.87%	11,245	128	4.58%
Subordinated debt	39,692	733	7.49%	39,672	787	7.89%	42,107	899	8.59%
Total interest-bearing liabilities	3,839,802	28,138	2.97%	3,660,043	28,313	3.08%	3,496,146	28,062	3.23%
Noninterest-bearing deposits	884,078			889,151			872,840
Other liabilities	51,260			50,884			47,085
Total liabilities	4,775,140			4,600,078			4,416,071
Shareholders' equity	497,980			489,172			461,148
Total liabilities and shareholders' equity	$5,273,120			$5,089,250			$4,877,219

Net interest income, taxable equivalent		$38,578			$38,114			$31,814
Interest rate spread			2.59%			2.57%			2.13%
Tax equivalent net interest margin			3.21%			3.24%			2.85%

Percentage of average interest-earning assets to average interest-bearing liabilities			126.76%			127.91%			128.63%
Percentage of average equity to average assets			9.44%			9.61%			9.46%

1 Yields computed on tax-exempt loans on a tax equivalent basis include $246 thousand, $237 thousand, and $0 thousand of taxable equivalent income for the quarters ended March 31, 2025, December 31, 2024, and March 31, 2024, respectively.

2 Yields computed on tax-exempt instruments on a tax equivalent basis include $94 thousand, $93 thousand, and $93 thousand of taxable equivalent income for the quarters ended March 31, 2025, December 31, 2024, and March 31, 2024, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	As of and for The Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2025	2024	2024	2024	2024
Composition of Loans and Leases:
Commercial real estate:
Non-owner occupied	$1,117,392	$1,080,404	$1,031,708	$986,278	$938,648
Owner occupied	885,396	867,678	868,077	829,085	804,557
Commercial real estate, total	2,002,788	1,948,082	1,899,785	1,815,363	1,743,205
Consumer real estate	784,602	741,836	690,504	678,331	659,209
Construction & land development	357,393	361,735	315,006	294,575	321,860
Commercial & industrial	768,454	775,620	731,600	701,460	667,903
Leases	64,208	64,878	67,052	70,299	71,909
Consumer and other	14,762	14,189	13,531	14,130	13,469
Total loans and leases	$3,992,207	$3,906,340	$3,717,478	$3,574,158	$3,477,555

Asset Quality and Additional Loan Data:
Nonperforming loans and leases	$7,807	$7,872	$9,491	$6,642	$6,266
Other real estate owned	144	179	179	688	696
Other repossessed assets	2,414	2,037	2,949	2,645	2,033
Total nonperforming assets	$10,365	$10,088	$12,619	$9,975	$8,995
Modified loans and leases[1] not included in nonperforming loans and leases	$1,978	$3,989	$4,053	$4,241	$4,413
Net charge-offs to average loans and leases (annualized)	0.01%	0.02%	0.15%	0.05%	0.09%
Allowance for credit losses to loans and leases	0.96%	0.96%	0.96%	0.97%	0.98%
Nonperforming loans and leases to total loans and leases, gross	0.20%	0.20%	0.26%	0.19%	0.18%
Nonperforming assets to total assets	0.19%	0.19%	0.26%	0.20%	0.18%

Capital Ratios:
Equity to Assets	9.35%	9.32%	9.96%	9.66%	9.42%
Tangible common equity to tangible assets (Non-GAAP)[2]	7.57%	7.48%	7.99%	7.66%	7.43%

SmartFinancial, Inc.[3]
Tier 1 leverage	8.16%	8.29%	8.44%	8.32%	8.23%
Common equity Tier 1	9.79%	9.76%	10.06%	10.06%	10.20%
Tier 1 capital	9.79%	9.76%	10.06%	10.06%	10.20%
Total capital	11.18%	11.10%	11.62%	11.68%	11.85%

SmartBank[3]
Tier 1 leverage	8.76%	8.94%	9.17%	9.11%	9.07%
Common equity Tier 1	10.51%	10.51%	10.92%	11.02%	11.23%
Tier 1 capital	10.51%	10.51%	10.92%	11.02%	11.23%
Total capital	11.35%	11.30%	11.69%	11.79%	12.00%

1Borrowers that have experienced financial difficulty.

2Total common equity less intangibles divided by total assets less intangibles. See reconciliation of Non-GAAP measures.

3 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	As of and for The
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2025	2024	2024	2024	2024
Selected Performance Ratios (Annualized):
Return on average assets	0.87%	0.75%	0.74%	0.66%	0.77%
Return on average shareholders' equity	9.17%	7.84%	7.60%	6.90%	8.16%
Return on average tangible common equity¹	11.60%	9.99%	9.75%	8.94%	10.63%
Noninterest income / average assets	0.66%	0.71%	0.74%	0.63%	0.69%
Noninterest expense / average assets	2.48%	2.52%	2.50%	2.41%	2.35%
Efficiency ratio	68.96%	68.98%	69.83%	72.25%	71.20%

Operating Selected Performance Ratios (Annualized):
Operating return on average assets[1]	0.87%	0.75%	0.74%	0.64%	0.69%
Operating PPNR return on average assets[1]	1.12%	1.13%	1.08%	0.90%	0.84%
Operating return on average shareholders' equity[1]	9.17%	7.80%	7.60%	6.72%	7.29%
Operating return on average tangible common equity[1]	11.60%	9.94%	9.75%	8.70%	9.49%
Operating efficiency ratio[1]	68.46%	68.58%	69.28%	72.13%	73.50%
Operating noninterest income / average assets[1]	0.66%	0.70%	0.74%	0.60%	0.58%
Operating noninterest expense / average assets[1]	2.48%	2.52%	2.50%	2.41%	2.35%

Selected Interest Rates and Yields:
Yield on loans and leases, excluding loan fees, FTE	5.88%	5.95%	5.95%	5.80%	5.71%
Yield on loans and leases, FTE	5.97%	6.04%	6.02%	5.87%	5.82%
Yield on earning assets, FTE	5.56%	5.64%	5.65%	5.52%	5.36%
Cost of interest-bearing deposits	2.92%	3.02%	3.20%	3.23%	3.16%
Cost of total deposits	2.37%	2.43%	2.54%	2.56%	2.52%
Cost of interest-bearing liabilities	2.97%	3.08%	3.29%	3.29%	3.23%
Net interest margin, FTE	3.21%	3.24%	3.11%	2.97%	2.85%

Per Common Share:
Net income, basic	$0.67	$0.58	$0.55	$0.48	$0.56
Net income, diluted	0.67	0.57	0.54	0.48	0.55
Operating earnings, basic¹	0.67	0.57	0.55	0.47	0.50
Operating earnings, diluted¹	0.67	0.57	0.54	0.46	0.49
Book value	29.73	29.04	28.89	27.91	27.37
Tangible book value¹	23.61	22.85	22.67	21.66	21.12
Common shares outstanding	17,017,547	16,925,672	16,926,374	16,925,902	17,056,704

¹Non-GAAP measure. See reconciliation of Non-GAAP measures.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2025	2024	2024	2024	2024
Operating Earnings:
Net income (GAAP)	$11,254	$9,640	$9,140	$8,003	$9,358
Noninterest income:
Securities (gains) losses, net	—	(64)	—	—	—
Gain on sale of former branch building	—	—	—	(283)	(1,346)
Noninterest expenses:
Merger related and restructuring expenses	—	—	—	—	—
Income taxes:
Income tax effect of adjustments	—	17	—	73	348
Operating earnings (Non-GAAP)	$11,254	$9,593	$9,140	$7,793	$8,360
Operating earnings per common share (Non-GAAP):
Basic	$0.67	$0.57	$0.55	$0.47	$0.50
Diluted	0.67	0.57	0.54	0.46	0.49

Operating Noninterest Income:
Noninterest income (GAAP)	$8,597	$9,030	$9,139	$7,604	$8,380
Securities (gains) losses, net	—	(64)	—	—	—
Gain on sale of former branch building	—	—	—	(283)	(1,346)
Operating noninterest income (Non-GAAP)	$8,597	$8,966	$9,139	$7,321	$7,034
Operating noninterest income (Non-GAAP)/average assets[1]	0.66%	0.70%	0.74%	0.60%	0.58%

Operating Noninterest Expense:
Noninterest expense (GAAP)	$32,296	$32,291	$30,846	$29,201	$28,553
Merger related and restructuring expenses	—	—	—	—	—
Operating noninterest expense (Non-GAAP)	$32,296	$32,291	$30,846	$29,201	$28,553
Operating noninterest expense (Non-GAAP)/average assets[2]	2.48%	2.52%	2.50%	2.41%	2.35%

Operating Pre-provision Net revenue ("PPNR") Earnings:
Net interest income (GAAP)	$38,238	$37,783	$35,032	$32,814	$31,721
Operating noninterest income (Non-GAAP)	8,597	8,966	9,139	7,321	7,034
Operating noninterest expense (Non-GAAP)	(32,296)	(32,291)	(30,846)	(29,201)	(28,553)
Operating PPNR earnings (Non-GAAP)	$14,539	$14,458	$13,325	$10,934	$10,202

Non-GAAP Return Ratios:
Operating return on average assets (Non-GAAP)[3]	0.87%	0.75%	0.74%	0.64%	0.69%
Operating PPNR return on average assets (Non-GAAP)[4]	1.12%	1.13%	1.08%	0.90%	0.84%
Return on average tangible common equity (Non-GAAP)[5]	11.60%	9.99%	9.75%	8.93%	10.63%
Operating return on average shareholders' equity (Non-GAAP)[6]	9.17%	7.80%	7.60%	6.72%	7.29%
Operating return on average tangible common equity (Non-GAAP)[7]	11.60%	9.94%	9.75%	8.70%	9.49%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	68.96%	68.98%	69.83%	72.25%	71.20%
Adjustment for taxable equivalent yields	(0.50)%	(0.49)%	(0.55)%	(0.63)%	(0.17)%
Adjustment for securities gains (losses)	—%	0.09%	—%	—%	—%
Adjustment for sale of branch location	—%	—%	—%	0.51%	2.46%
Adjustment for merger related income and costs	—%	—%	—%	—%	—%
Operating efficiency ratio (Non-GAAP)	68.46%	68.58%	69.28%	72.13%	73.50%

1Operating noninterest income (Non-GAAP) is annualized and divided by average assets.

2Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.

3Operating return on average assets (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average assets.

4Operating PPNR return on average assets (Non-GAAP) is the annualized operating PPNR earnings (Non-GAAP) divided by average assets.

5Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).

6Operating return on average shareholders’ equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average equity.

7Operating return on average tangible common equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2025	2024	2024	2024	2024
Tangible Common Equity:
Shareholders' equity (GAAP)	$505,941	$491,461	$489,023	$472,465	$466,796
Less goodwill and other intangible assets	104,154	104,723	105,324	105,929	106,537
Tangible common equity (Non-GAAP)	$401,787	$386,738	$383,699	$366,536	$360,259

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$497,980	$489,172	$478,642	$466,371	$461,148
Less average goodwill and other intangible assets	104,504	105,093	105,701	106,301	106,920
Average tangible common equity (Non-GAAP)	$393,476	$384,079	$372,941	$360,070	$354,228

Tangible Book Value per Common Share:
Book value per common share (GAAP)	$29.73	$29.04	$28.89	$27.91	$27.37
Adjustment due to goodwill and other intangible assets	(6.12)	(6.19)	(6.22)	(6.25)	(6.25)
Tangible book value per common share (Non-GAAP)[1]	$23.61	$22.85	$22.67	$21.66	$21.12

Tangible Common Equity to Tangible Assets:
Total Assets (GAAP)	$5,411,217	$5,275,904	$4,908,934	$4,891,009	$4,954,690
Less goodwill and other intangibles	104,154	104,723	105,324	105,929	106,537
Tangible Assets (Non-GAAP)	$5,307,063	$5,171,181	$4,803,610	$4,785,080	$4,848,153
Tangible common equity to tangible assets (Non-GAAP)	7.57%	7.48%	7.99%	7.66%	7.43%

1Tangible book value per share (Non-GAAP) is computed by dividing total shareholders’ equity, less goodwill and other intangible assets, by common shares outstanding.